SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES

CS - _________

NAUTILUS MARINE ACQUISITION CORP.

INCORPORATED UNDER

THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

SHARES OF COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP Y655E101

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

PAR VALUE $.0001 PER SHARE

NAUTILUS MARINE ACQUISITION CORP.

transferable on the books of  NAUTILUS MARINE ACQUISITION CORP. (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed. In the event that the Company does not consummate a Business Transaction by [19 MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING], the Company is required to liquidate the trust account into which a substantial amount of the net proceeds of the Company’s initial public offering were placed, and the holder(s) of this certificate for common stock  shall be entitled to receive a pro-rata portion of funds from such trust account. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

NAUTILUS MARINE ACQUISITION CORP.

THE REPUBLIC OF THE MARSHALL ISLANDS

SEAL
2010

AUTHORIZED OFFICER

(Signature)
CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)
SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:

(Reverse of Certificate)

NAUTILUS MARINE ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ......................... Custodian .........................
                                                   (Cust)                                       (Minor)

under Uniform Gifts to Minors Act ..............................................................
(State)

Additional abbreviations may also be used though not in the above list.

For value received _________________________________________________________________________,
hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By _____________________________________________________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case as more fully described in the Company’s final prospectus dated June [  ], 2011, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account in which a substantial portion of the proceeds of the IPO are deposited only in the event that the Company redeems the shares of Common Stock sold in its IPO because it does not consummate a Business Transaction by January [  ], 2014 or if the holder(s) properly elect(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer and the Company has not otherwise withdrawn the tender offer (or proxy solicitation, solely in the event the Company is required to seek stockholder approval of the proposed Business Transaction and such Business Transaction is consummated) setting forth the details of a proposed Business Transaction. In no other circumstances shall the holders(s) have any right or interest of any kind in or to such trust account.